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As filed with the Securities and Exchange Commission on July 27, 2020

Registration No. 333-239812

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Li Auto Inc.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	3711 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

8th Floor, Block D, Building 8
4th District of Wangjing East Garden
Chaoyang District, Beijing 100102
People's Republic of China
+86 (10) 8742-7209
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen's Road Central Hong Kong +852 3740-4700	Haiping Li, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 46/F, Tower 2, Jing An Kerry Center 1539 Nanjing West Road, Shanghai People's Republic of China +86 (21) 6193-8200	David T. Zhang, Esq. Steve Lin, Esq. Kirkland & Ellis International LLP c/o 26th Floor, Gloucester Tower, The Landmark 15 Queen's Road Central Hong Kong +852 3761-3300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

           If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(2)(3)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)

Class A ordinary shares, par value US$0.0001 per share(1)	218,500,000	US$5.00	US$1,092,500,000	US$141,806.50

(1)
American depositary shares issuable upon deposit of Class A ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-240079). Each American depositary share represents two Class A ordinary shares.

(2)
Includes Class A ordinary shares that are issuable upon the exercise of the underwriters' option to purchase additional ADSs. Also includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.

(3)
Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

(4)
Previously paid.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This Amendment No. 2 is being filed solely for the purpose of filing an exhibit to this registration statement on Form F-1, or the Registration Statement, to update the filing status of such exhibit in Part II of the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page, filing status of such exhibit, and exhibit index of the Registration Statement. This Amendment No. 2 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 1 to the Registration Statement, filed on July 24, 2020.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

        The post-offering amended and restated articles of association that we expect to adopt to become effective immediately prior to the completion of this offering provide for indemnification of our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person's dishonesty, willful default or fraud, in or about the conduct of our company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

        Pursuant to the indemnification agreements the form of which is filed as Exhibit 10.3 to this registration statement, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

        The underwriting agreement, the form of which is filed as Exhibit 1.1 to this registration statement, will also provide for indemnification by the underwriters of us and our officers and directors for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    RECENT SALES OF UNREGISTERED SECURITIES.

        During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Securities/Purchaser	Date of Sale or Issuance	Number of Securities	Consideration
Class A Ordinary Shares
Da Gate Limited	June 14, 2019	15,000,000	US$1,500.00
Class B Ordinary Shares
Amp Lee Ltd.	June 14, 2019	240,000,000	US$24,000.00
Series Pre-A Preferred Shares
Amp Lee Ltd.	June 14, 2019	10,000,000	US$1,000.00

Securities/Purchaser	Date of Sale or Issuance	Number of Securities	Consideration
Sea Wave Overseas Limited	June 14, 2019	10,000,000	US$1,000.00
Rainbow Six Limited	June 14, 2019	7,500,000	US$750.00
Fresh Drive Limited	June 14, 2019	7,500,000	US$750.00
RUNNING GOAL LIMITED	July 2, 2019	3,000,000	US$300.00
Future Capital Discovery Fund I, L.P.	July 2, 2019	3,000,000	US$300.00
Future Capital Discovery Fund II, L.P.	July 2, 2019	9,000,000	US$900.00
Series A-1 Preferred Shares
Sea Wave Overseas Limited	June 14, 2019	2,986,364	US$298.64
Rainbow Six Limited	June 14, 2019	3,650,000	US$365.00
Angel Like Limited	June 14, 2019	1,659,091	US$165.91
ZHEJIANG LEO (HONGKONG) LIMITED	July 2, 2019	58,068,182	US$5,806.82
Rainbow Six Limited	July 2, 2019	8,295,455	US$829.55
ROYDSWELL NOBLE LIMITED	July 2, 2019	1,659,091	US$165.91
Ningbo Meihuamingshi	August 29, 2019	1,659,091	exercise of warrants
Shanghai Huashenglingfei	August 29, 2019	16,590,909	exercise of warrants
Jiaxing Zizhiyihao	August 29, 2019	1,659,091	exercise of warrants
Xiamen Yuanjia	August 29, 2019	33,181,818	exercise of warrants
Series A-2 Preferred Shares
Angel Like Limited	June 14, 2019	1,267,716	US$126.77
Striver Holdings Ltd.	June 14, 2019	12,677,156	US$1,267.72
Tianjin Lanchixinhe	August 29, 2019	12,677,156	exercise of warrants
Shanghai Jingheng	August 29, 2019	12,677,156	exercise of warrants
Ningbo Meishan Ximao	August 29, 2019	34,228,322	exercise of warrants
Shanghai Huashenglingfei	August 29, 2019	6,338,578	exercise of warrants
Ningbo Meishan Zhongka	August 29, 2019	3,803,147	exercise of warrants
Hangzhou Shangyijiacheng	August 29, 2019	43,102,331	exercise of warrants
Series A-3 Preferred Shares
Amp Lee Ltd.	June 14, 2019	9,085,295	US$908.53
Rainbow Six Limited	June 14, 2019	10,775,583	US$1,077.56
Light Room Limited	June 14, 2019	1,690,287	US$169.03
Wisdom Haoxin Limited	June 14, 2019	1,056,430	US$105.64
ZHEJIANG LEO (HONGKONG) LIMITED	July 2, 2019	10,564,297	US$1,056.43
Tianjin Lanchixinhe	August 29, 2019	2,112,859	exercise of warrants
Shanghai Jingheng	August 29, 2019	3,169,289	exercise of warrants
Ningbo Meishan Hongzhan	August 29, 2019	4,225,719	exercise of warrants
Jiaxing Zizhiyihao	August 29, 2019	2,112,859	exercise of warrants
Xiamen Yuanjia	August 29, 2019	2,746,717	exercise of warrants
Shenzhen Jiayuanqihang	August 29, 2019	10,564,297	exercise of warrants
Ningbo Meishan Zhongka	August 29, 2019	7,395,008	exercise of warrants
Series B-1 Preferred Shares
Amp Lee Ltd.	June 14, 2019	7,629,770	US$762.98
Sea Wave Overseas Limited	June 14, 2019	762,977	US$76.30
Rainbow Six Limited	June 14, 2019	15,259,540	US$1,525.95
Wisdom Haoxin Limited	June 14, 2019	762,977	US$76.30

Securities/Purchaser	Date of Sale or Issuance	Number of Securities	Consideration
Tembusu Limited	July 2, 2019	3,051,908	US$305.19
GZ Limited	July 2, 2019	9,918,701	US$991.87
EAST JUMP MANAGEMENT LIMITED	July 2, 2019	11,444,655	US$1,144.47
Future Capital Discovery Fund II, L.P.	July 2, 2019	381,488	US$38.15
Jiaxing Fanhe	August 29, 2019	3,814,885	US$381.49
Tianjin Lanchixinhe	August 29, 2019	3,051,908	exercise of warrants
Ningbo Meishan Shanxingshiji	August 29, 2019	5,340,839	exercise of warrants
Hubei Meihuashengshi	August 29, 2019	1,144,465	exercise of warrants
Xiamen Xinweidachuang	August 29, 2019	30,519,080	exercise of warrants
Hangzhou Yixing	August 29, 2019	3,814,885	exercise of warrants
Beijing Qingmiaozhuang	August 29, 2019	6,103,816	exercise of warrants
Jiaxing Zizhiyihao	August 29, 2019	762,977	exercise of warrants
Xiamen Yuanjia	August 29, 2019	7,629,770	exercise of warrants
China TH Capital Limited	August 29, 2019	3,814,885	exercise of warrants
Xiamen Xinweidachuang	January 23, 2020	3,051,908	exercise of warrants
Series B-2 Preferred Shares
Amp Lee Ltd.	June 14, 2019	13,820,511	US$1,382.05
Rainbow Six Limited	June 14, 2019	7,063,895	US$706.39
Hybrid Innovation Limited	June 14, 2019	84,767	US$8.48
GZ Limited	July 2, 2019	1,458,694	US$145.87
Future Capital Discovery Fund II, L.P.	July 2, 2019	882,987	US$88.30
Cango Inc.	July 2, 2019	7,063,895	US$706.39
Ningbo Meishan Shanxingshiji	August 29, 2019	706,390	exercise of warrants
Ningbo Meishan Hongzhan	August 29, 2019	3,531,948	exercise of warrants
Beijing Shouxin Jinyuan	September 3, 2019	21,191,686	exercise of warrants
Series B-3 Preferred Shares
Amp Lee Ltd.	June 14, 2019	21,191,686	US$2,119.17
Rainbow Six Limited	June 14, 2019	7,063,895	US$706.39
Angel Like Limited	June 14, 2019	1,412,779	US$141.28
Striver Holdings Ltd.	June 14, 2019	10,595,843	US$1,059.58
Cango Inc.	July 2, 2019	14,127,791	US$1,412.78
Future Capital Discovery Fund II, L.P.	July 2, 2019	1,199,820	US$120.0 plus conversion of convertible promissory notes
Future Capital Discovery Fund I, L.P.	July 2, 2019	719,892	US$72.0 plus conversion of convertible promissory notes
BRV Aster Fund II, L.P.	July 2, 2019	4,729,772	US$473.0 plus conversion of convertible promissory notes
BRV Aster Opportunity Fund I, L.P.	July 2, 2019	3,783,818	US$378.4 plus conversion of convertible promissory notes

Securities/Purchaser	Date of Sale or Issuance	Number of Securities	Consideration
Unicorn Partners II Investments Limited	July 2, 2019	1,439,784	US$144.0 plus conversion of convertible promissory notes
Xiamen Xinweidachuang	August 29, 2019	14,127,791	exercise of warrants
Jiaxing Zizhiyihao	August 29, 2019	706,390	exercise of warrants
Qingdao Cheying	August 29, 2019	3,531,948	exercise of warrants
Ningbo Tianshi Renhe	August 29, 2019	14,127,791	exercise of warrants
Jilin Shougang Zhenxing	September 3, 2019	10,595,843	exercise of warrants
Chengdu Shougang Silu	September 3, 2019	10,595,843	exercise of warrants
Series C Preferred Shares
Amp Lee Ltd.	July 2, 2019	39,377,750	US$80,000,000
Zijin Global Inc.	July 2, 2019	105,115,219	US$234,100,000
West Mountain Pond Limited	July 2, 2019	898,037	US$2,000,000
Lais Science and Technology Ltd.	July 2, 2019	1,302,154	US$2,900,000
Raffles Fund SPC—GX Alternative SP	July 2, 2019	1,347,055	US$3,000,000
Bytedance (HK) Limited	July 2, 2019	13,470,553	US$30,000,000
Rainbow Six Limited	July 2, 2019	21,357,922	US$45,000,000
Angel Like Limited	July 2, 2019	2,475,510	US$5,000,000
Striver Holdings Ltd.	July 2, 2019	11,520,915	US$21,809,299
Cango Inc.	July 2, 2019	15,774,736	US$30,000,000
BRV Aster Fund II, L.P.	July 2, 2019	2,641,285	US$5,000,000
Future Capital Discovery Fund I, L.P.	July 2, 2019	1,056,514	US$2,000,000
Unicorn Partners II Investments Limited	July 2, 2019	1,056,514	US$2,000,000
Chemei Shanghai	August 29, 2019	11,225,461	exercise of warrants
Xiamen Xinweidachuang	August 29, 2019	7,680,610	exercise of warrants
Xingrui Capital Inc.	August 29, 2019	3,264,259	exercise of warrants
Jilin Shougang Zhenxing	September 3, 2019	4,608,366	exercise of warrants
Xiamen Haisi	January 3, 2020	1,958,556	exercise of warrants
Lighthouse	January 3, 2020	2,150,571	US$215.1
Amp Lee Ltd.	January 23, 2020	3,341,986	exercise of anti-dilution rights
Rainbow Six Limited	January 23, 2020	1,113,995	exercise of anti-dilution rights
Angel Like Limited	January 23, 2020	222,799	exercise of anti-dilution rights
Striver Holdings Ltd.	January 23, 2020	1,670,993	exercise of anti-dilution rights
Future Capital Discovery Fund II, L.P.	January 23, 2020	189,215	exercise of anti-dilution rights
Future Capital Discovery Fund I, L.P.	January 23, 2020	113,529	exercise of anti-dilution rights
Cango Inc.	January 23, 2020	2,227,991	exercise of anti-dilution rights
BRV Aster Fund II, L.P.	January 23, 2020	745,898	exercise of anti-dilution rights
BRV Aster Opportunity Fund I, L.P.	January 23, 2020	596,718	exercise of anti-dilution rights

Securities/Purchaser	Date of Sale or Issuance	Number of Securities	Consideration
Unicorn Partners II Investments Limited	January 23, 2020	227,058	exercise of anti-dilution rights
Jiaxing Zizhiyihao	January 23, 2020	111,400	exercise of anti-dilution rights
Xiamen Xinweidachuang	January 23, 2020	2,227,991	exercise of anti-dilution rights
Qingdao Cheying	January 23, 2020	556,998	exercise of anti-dilution rights
Ningbo Tianshi Renhe	January 23, 2020	2,227,991	exercise of anti-dilution rights
Jilin Shougang Zhenxing	January 23, 2020	1,670,993	exercise of anti-dilution rights
Chengdu Shougang Silu	January 23, 2020	1,670,993	exercise of anti-dilution rights
Series D Preferred Shares
Inspired Elite Investments Limited	July 1, 2020	212,816,737	US$500,000,000
Kevin Sunny Holding Limited	July 1, 2020	7,576,722	US$20,000,000
Amp Lee Ltd.	July 1, 2020	11,365,082	US$30,000,000
Convertible Promissory Notes
Future Capital Discovery Fund I, L.P., Future Capital Discovery Fund II, L.P., Unicorn Partners II Investments Limited, BRV Aster Opportunity Fund I, L.P., and BRV Aster Fund II, L.P.	January and March, 2019		aggregated principal amount of US$25,000,000
Warrants

Xiamen Yuanjia, Shanghai Huashenglingfei, Jiaxing Zizhiyihao, Ningbo Meihuamingshi, Hangzhou Shangyijiacheng, Tianjin Lanchixinhe, Shanghai Jingheng, Ningbo Meishan Zhongka, Ningbo Meishan Ximao, Ningbo Meishan Hongzhan, Shenzhen Jiayuanqihang, Xiamen Xinweidachuang, Ningbo Meishan Shanxingshiji, Jiaxing Fanhe, Hangzhou Yixing, Beijing Qingmiaozhuang, Hubei Meihuashengshi, Beijing Shouxin Jinyuan, Chengdu Shougang Silu, Jilin Shougang Zhenxing, Taiyi, Ningbo Tianshi Renhe and Qingdao Cheying

	July 2, 2019	Warrants to purchase an aggregate of 53,090,909 Series A-1 preferred shares, 112,826,690 Series A-2 preferred shares, 32,326,748 Series A-3 preferred shares, 65,997,510 Series B-1 preferred shares, 25,430,024 Series B-2 preferred shares and 53,685,606 Series B-3 preferred shares. As of the date of this prospectus, all warrants have been exercised in full.	US$34,335.75 in aggregate

Securities/Purchaser	Date of Sale or Issuance	Number of Securities	Consideration
Changsha Longzhu, Xiamen Xinweidachuang, Jilin Shougang Zhenxing, Jiaxing Yingyuan, Beijing Xingrui, and Xiamen Haisi	July 2, 2019	Warrants to purchase 32,577,557 Series C preferred shares. As of the date of this prospectus, all warrants have been exercised in full.	US$67,164,645 in aggregate
Xiamen Xinweidachuang	January 3, 2020	Warrant to purchase 3,051,908 Series B-1 preferred shares. As of the date of this prospectus, this warrant has been exercised in full.	cancellation of 3,051,908 Series B-1 preferred shares surrendered by Tembusu Limited
Options
Certain directors, officers and employees	Various dates	Options to purchase 59,294,000 Class A ordinary shares	Past and future services to us

Item 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a)
  Exhibits

        See Exhibit Index beginning on page II-8 of this registration statement.

        The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of "materiality" that are different from "materiality" under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

        We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

  (b)
  Financial Statement Schedules

        Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9.    UNDERTAKINGS.

        The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (4)
  For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

 Li Auto Inc.

Exhibit Index

Exhibit Number		Description of Document
1.1		Form of Underwriting Agreement

3.1	†	Third Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect

3.2	†	Fourth Amended and Restated Memorandum and Articles of Association of the Registrant (effective upon the closing of this offering)

4.1	†	Registrant's Specimen American Depositary Receipt (included in Exhibit 4.3)

4.2	†	Registrant's Specimen Certificate for Ordinary Shares

4.3	†	Form of Deposit Agreement, among the Registrant, the depositary and holder of the American Depositary Receipt

4.4	†	Amended and Restated Shareholders Agreement between the Registrant and other parties thereto, dated July 1, 2020

4.5	†	Amendment to Amended and Restated Shareholders Agreement between the Registrant and other parties thereto, dated July 22, 2020

5.1	†	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered and certain Cayman Islands tax matters

8.1	†	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

8.2	†	Opinion of Han Kun Law Offices regarding certain PRC tax matters (included in Exhibit 99.2)

10.1	†	2019 Share Incentive Plan

10.2	†	2020 Share Incentive Plan

10.3	†	Form of Indemnification Agreement between the Registrant and its directors and executive officers

10.4	†	Form of Employment Agreement between the Registrant and its executive officers

10.5	†	English translation of executed form of Power of Attorney between a VIE of the Registrant, its shareholders and Wheels Technology as currently in effect, and a schedule of all executed Powers of Attorneys adopting the same form in respect of each of the VIEs of the Registrant

10.6	†	English translation of the executed form of Spousal Consent Letter by the spouse of an individual shareholder of a VIE of the Registrant, as currently in effect, and a schedule of all executed Spousal Consent Letters adopting the same form in respect of each shareholder of the VIEs of the Registrant

10.7	†	English translation of Equity Pledge Agreement between Beijing CHJ, its shareholders, and Wheels Technology, dated May 13, 2020

10.8	†	English translation of Exclusive Consultation and Service Agreement between Beijing CHJ and Wheels Technology, dated May 13, 2020

10.9	†	English translation of Equity Option Agreement between Beijing CHJ, its shareholders, and Wheels Technology, dated May 13, 2020

Exhibit Number		Description of Document
10.10	†	English translation of Business Operation Agreement between Xindian Information, its shareholders, and Wheels Technology, dated April 2, 2019

10.11	†	English translation of Equity Pledge Agreement between Xindian Information, its shareholders, and Wheels Technology, dated April 2, 2019

10.12	†	English translation of Exclusive Consultation and Service Agreement between Xindian Information and Wheels Technology, dated April 2, 2019

10.13	†	English translation of Equity Option Agreement between Xindian Information, its shareholders, and Wheels Technology, dated April 2, 2019

10.14	†	Series C Warrant and Preferred Share Purchase Agreement between the Registrant and other parties thereto, dated July 2, 2019

10.15	†	Series D Preferred Share Purchase Agreement between the Registrant, Inspired Elite Investments Limited, Kevin Sunny Holding Limited, and other parties thereto, dated July 1, 2020

10.16	†	Series D Preferred Share Purchase Agreement between the Registrant, Amp Lee Ltd., and other parties thereto, dated July 1, 2020

10.17	†	Investor Rights Agreement between the Registrant, Xiang Li, Amp Lee Ltd., and Inspired Elite Investments Limited, dated July 9, 2020

10.18	†	Share Subscription Agreement between the Registrant and Inspired Elite Investments Limited, dated July 22, 2020

10.19	†	Share Subscription Agreement between the Registrant and Bytedance (HK) Limited, dated July 22, 2020

10.20	†	Share Subscription Agreement between the Registrant and Zijin Global Inc., dated July 22, 2020

10.21	†	Share Subscription Agreement between the Registrant and Kevin Sunny Holding Limited, dated July 22, 2020

21.1	†	Significant Subsidiaries of the Registrant

23.1	†	Consent of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm

23.2	†	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.3	†	Consent of Han Kun Law Offices (included in Exhibit 99.2)

23.4	†	Consent of Hongqiang Zhao

24.1	†	Powers of Attorney (included on signature page)

99.1	†	Code of Business Conduct and Ethics of the Registrant

99.2	†	Opinion of Han Kun Law Offices regarding certain PRC law matters

99.3	†	Consent of China Insights Consultancy

†
Previously filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China on July 27, 2020.

Li Auto Inc.
By:	/s/ Xiang Li
	Name:	Xiang Li
	Title:	Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xiang Li Xiang Li	Chairman and Chief Executive Officer (Principal Executive Officer)	July 27, 2020
* Yanan Shen	Director and President	July 27, 2020
* Tie Li	Director and Chief Financial Officer (Principal Financial and Accounting Officer)	July 27, 2020
* Xing Wang	Director	July 27, 2020

*By:	/s/ Xiang Li Name: Xiang Li Attorney-in-fact

 SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

        Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Li Auto Inc. has signed this registration statement or amendment thereto in New York, New York on July 27, 2020.

Authorized U.S. Representative
Cogency Global Inc.
By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  Item 7. RECENT SALES OF UNREGISTERED SECURITIES.
  Item 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
  Item 9. UNDERTAKINGS.
Li Auto Inc. Exhibit Index
SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES